                                                                    Exhibit 4.1

                            [TRANSLATED FROM HEBREW]

                            ELBIT MEDICAL IMAGING LTD

                                 ("THE COMPANY")

                   2001 INCENTIVE PLAN TO EMPLOYEE AND OFFICER

ON 4TH DECEMBER 2000 THE COMPANY'S BOARD OF DIRECTORS, AFTER OBTAINING APPROVAL FROM THE COMPANY'S AUDIT COMMITTEE, RESOLVED TO ALLOT UP TO 550,000 ORDINARY SHARES, PAR VALUE NIS 1 PER ORDINARY SHARE OF THE COMPANY (HEREINAFTER REFERRED TO AS "THE SHARES OFFERED") TO THE OFFEREES DETAILED IN APPENDIX "A" TO THE PLAN FOR THE REMUNERATION OF EMPLOYEES AND OFFICERS OF THE COMPANY, (HEREINAFTER REFERRED TO AS "THE PLAN"). THE ALLOTMENT TO THE COMPANY'S DIRECTORS IN THE SCOPE OF THE PLAN WAS ALSO APPROVED BY THE COMPANY'S GENERAL MEETING ON 21ST FEBRUARY 2001.

1.       TERMS OF THE PRIVATE OFFERING

         1.1 The shares offered constitute approx. 2.40% of the voting rights and of the issued and paid up capital of the Company prior to the private offering and approx. 2.34% of the voting rights and of the issued and paid up capital of the Company after the private offering on full dilution.(1)

         1.2        The right to receive the shares offered is not transferable.

         1.3 The shares offered will not be allotted directly to the offerees but to Prof. Joseph Gross, Hodek, Greenberg, Trustees Ltd (hereinafter referred to as "the trustee"), as trustee.

         1.4 The entitlement of each of the offerees to receive possession from the trustee of the shares offered will mature at one of the following times: (i) immediately; or
                    (ii) 50% after the expiration of one year from the date of allotment and the remainder after the expiration of two years from the date of allotment; or (iii) one-third after the expiration of one year from the date of allotment, another third after the expiration of two years from the date of allotment and the remainder after the expiration of three years from the date of allotment of the shares, as set out in the table below (hereinafter referred to as "the vesting period"). At the end of each year of the vesting period applicable to each of the offerees, each offeree will be entitled to obtain possession of a proportion of the shares offered to him as set out below so that after the whole of the vesting period applicable to the offeree, the


--------
(1)   See footnote 1 above.

                    offeree will be entitled to obtain possession of the whole quantity of shares offered to him, subject to the loan repayment conditions, as provided in clause 1.6 below.


                                                                                      Quantity of Shares
                                                                                      Released at End of
                    The Offeree                      The Vesting Period                    Each Year
                    -----------                      ------------------                    ---------
                   Offerees A-B, I, J, S and V(2)       Three years                          33.33%

                   Offerees C-H, K-R, T-U, W-GG(3)       Two years                             50%

                   Offeree HH(4)                            ---                                ---

         1.5        Conclusion of Labour Relationship

                    1.5.1       Save for the exceptions mentioned in clause
                                1.5.2 below, if before the end of the vesting period the labour relationship between an offeree and the company by which he is employed on the date of this report comes to an end:

                                (a) at the initiative of the offeree, save in the case of a deterioration in his terms of employment or the seniority of his position; or

                                (b) at the initiative of that particular company in circumstances that do not entitle the offeree to receive severance pay in accordance with the law;

                                and in the event that an offeree who serves as a company director stops serving as a company director;

                                (a)      at the initiative of the offeree; or

                                (b)      at the initiative of the company in
                                         circumstances in which there are
                                         limitations to the director's service
                                         in accordance with the law, except if
                                         his office comes to

-----------------------
(2) The total quantity of shares offered to these offerees is 255,000.

(3) The total quantity of shares offered to these offerees is 278,500.

(4) The total quantity of shares offered to this offeree is 5,000.

                                         an end in accordance with the law in
                                         the case of an external director;

                                the offeree's entitlement to the shares offered, which have not yet vested, will lapse.

                    1.5.2 Notwithstanding as provided in clause 1.5.1 above, in the event of:

                                (a) complete incapacity (as defined below) of the offeree; or

                                (b)      the offeree's death;

                                the offeree, or his heirs in the case of death, will be entitled to receive all the shares that had been allotted to the trustee for the offeree immediately after the occurrence mentioned in sub-clause (a) or (b) above, independently of whether the vesting period applicable to the offeree has or has not come to an end, subject as provided in clause 1.4 above and subject to full repayment of the loan, as set out in clause
                                1.6 below.

                                "Complete incapacity" shall be construed as a stable physical and/or mental condition, lasting for at least six months, caused as a result of an illness or accident, which precludes any engagement by the offeree in a profession and/or occupation consistent with his previous expertise, experience and standard of education.

                                Should the offeree go to work for another member of the group of companies, for the purpose hereof the offeree's term of employment with such other company as aforesaid shall be treated as a term of employment with the company by which he is employed on the date of this report.

                                For the purpose of this clause, pensionable retirement in accordance with the provisions of law or contract shall not be deemed termination of the labour relationship.

                    1.5.3 Notwithstanding as aforesaid, the Company's board of directors or a committee on its behalf may, in exceptional cases, in its sole discretion and having regard to the individual circumstances, order the trustee to transfer to the offeree all or some of the shares held by it for that offeree, his entitlement to receive which has lapsed.

                    1.5.4 In such event as mentioned in clause 1.5.1 above, the offeree shall be relieved of repaying the balance of the loan obtained by the offeree as provided in clause 1.6 below in respect of the quantity of shares his entitlement to receive which has lapsed, and the trustee shall continue to hold those shares, the offeree's entitlement to receive which has lapsed as aforesaid, and deal with them on the instructions of the Company's board of directors or a committee on its behalf, which shall instruct the trustee to act in one of the following two ways:

                                (a) to sell the said shares. The proceeds obtained on the sale of the shares as aforesaid shall be transferred by the trustee to the Company for the purpose of repaying the loan granted by the Company in respect of those shares;

                                (b) to continue holding the shares for the benefit of future plans for the remuneration of employees and officers of the Company. In such event the trustee may not vote in respect of those shares.

         1.6        Grant of a Loan to Offerees

                    The Company shall grant a loan to each of the offerees for the purpose of financing the purchase of the shares offered in an amount equal to the total cost of the shares offered to each offeree (hereinafter referred to as "the loan") on the following conditions -

                    1.6.1       Loan Conditions

                                The loan shall be granted for a term of five years and bear interest at the rate of 6% per annum. VAT in respect of the interest on the loan shall be paid by the Company. In addition, if the offerees are charged tax, deriving from the rate of interest on the loan, the tax shall be paid by the Company.

                    1.6.2       Loan's Repayment

                                The principal and interest in respect of the loan shall be returned at the end of five years from the grant of the loan.

                    1.6.3       Loan Collateral

                                So long as the shares offered are held by the trustee for the offeree, the shares shall serve as sole collateral for the loan granted to the offeree, as provided in this clause 1.6, and the Company shall have no right of recourse to the offeree in respect of the loan.

                                Notwithstanding as aforesaid, each of the offerees shall be entitled to require the trustee, at any time, to transfer all or any of the shares his right to obtain which has matured, as provided in clause 1.4 above, to the offeree and/or to sell them and transfer the proceeds to the offeree and/or to transfer them on his instructions, subject to fulfilment of the following.

                                In such event, the offeree shall be liable to place in an interest-bearing deposit in his name an amount equal to the value of the loan (principal and interest) at that time, in the ratio between the quantity of shares that the trustee is being asked to transfer and/or sell and the total quantity of shares allotted for the benefit of that offeree (hereinafter referred to as "the loan part").

                                The said deposit shall serve as collateral for the return of the loan part instead of the shares transferred and/or sold as aforesaid and the Company shall also have a right of recourse to the offeree in respect of the loan part.

                    1.6.4       Instructions to the Trustee

                                Should the offeree not repay the loan or part thereof at the time mentioned in clause 1.6.1 above, the offeree shall lose his entitlement to receive the shares that are held by the trustee for him or part thereof, as the case may be, and the trustee shall hold the shares on trust for the Company and act as provided in clause 1.5.4 above.

         1.7        Additional Rights

                    1.7.1 If the Company distributes bonus shares, the date determining the distribution whereof and the date of their distribution falling during the period when the trustee holds shares for the offerees, the Company shall transfer to the trustee a quantity of bonus shares in accordance with the quantity of shares held by it on trust for the benefit of the offerees at the time of the distribution. In the event that between the date determining the distribution and the date of distribution shares have been transferred from the trustee to an offeree and/or sold by the trustee pursuant to the offeree's instructions, the bonus shares in respect of those shares shall be transferred directly to the offeree.

                                The entitlement of each offeree to those bonus shares shall mature in direct proportion to the maturity of his right to the shares in accordance with the vesting period applicable to him, as defined in clause 1.4 above.

                                Bonus shares, the offeree's right to receive which has not yet matured as aforesaid, shall be subject to the same terms and conditions as applying to the shares offered, the right to receive which has not yet matured.

                    1.7.2 If the Company offers securities to all its shareholders by way of rights, the date determining the entitlement to receive the rights and the date of allotment of the securities falling during the period when the trustee holds shares for the offerees, including during the vesting period, the Company shall allot the offeree, through the trustee, subject to receiving appropriate notice exercising the right and payment as required of the relevant offeree, such securities as aforesaid in accordance with the quantity of shares held by the trustee for him.

                    1.7.3 If the Company distributes cash dividends the date determining the distribution whereof falling during the period when the shares are held by the trustee for the offerees, including during the vesting period, the Company shall transfer to the trustee, for the offeree, dividends in accordance with the quantity of shares held for the benefit of that offeree by the trustee after deducting tax at source in accordance with the law, and the trustee shall transfer such dividends as aforesaid to the offerees regardless of whether their right to receive the shares offered has matured.

         1.8        Voting Rights

                    Each of the offerees shall be entitled to vote in respect of the shares his right to which has matured, as provided in clause 1.4 above. For the performance of that act the offeree shall apply to the trustee, which shall give the offeree and/or such person as the offeree directs, a proxy in respect of such shares as aforesaid for the purpose of voting in respect of them in the Company's general meeting.

                    The offeree may not vote in respect of the shares that are held by the trustee for him, the right to receive which has not yet matured. The voting right in respect of those shares shall not be exercised by anyone.

2.       CONSIDERATION

         The purchase price of each share offered is an amount in new shekels equal to the closing price of the Company's shares on the Tel Aviv Stock Exchange on the last trading day prior to the date of allotment of the shares offered. The consideration shall be paid by means of a loan to be provided to the offerees by the Company as mentioned in clause 1.6 above.

3.       APPROVALS NECESSARY FOR THE PRIVATE OFFERING

         The private offering is subject to obtaining approval from the Tel Aviv Stock Exchange to list the shares offered for trade. In addition, the private offering to offerees A to G is subject to approval by the Company's shareholders' meeting. Those approvals have not yet been obtained. The Company expects the approval of the Tel Aviv Stock Exchange to be obtained before or shortly after approval by the Company's shareholders' meeting.

4.       TAX IMPLICATIONS OF THE COMPANY'S PRIVATE OFFERING

         The Company shall not bear any tax charged, if at all, in respect of the allotment of the shares offered to the offerees and their sale by the offerees to third parties. Stamp duty charged, insofar as charged, in respect of the allotment will be paid by the Company.

5.       RESTRICTIONS WITH RESPECT TO TRANSACTIONS IN THE SHARES OFFERED

         5.1        Lock-Up Arrangements In Accordance With Israeli Law

                    According to the provisions of the Securities Law, 5728-1968 (hereinafter referred to as the "Law") and the Securities (Particulars with Regard to Sections 15A to 15C of the Law) Regulations, 5760-2000, the following restrictions will apply to the offerees in respect of the resale of the shares offered -

                    5.1.1 In respect of each of the offerees A to G, the following restrictions will apply -

                                An offer in the course of trading on the Stock Exchange of the Company's shares that were allotted by the Company to the offeree pursuant to the private offering will be treated as an offering to the public, within the meaning of the Law:

                                if a period of one year from the date of allotment of the shares offered to that offeree has not yet elapsed; or

                                if additional periods of eight successive quarters have not elapsed, if either of the following was fulfilled in them:

                                (a) the quantity of shares that was offered by the offeree on any trading day on the Stock Exchange exceeded the daily average of the Stock Exchange trading turnover of the Company's shares in the eight week period preceding the date of the offer; or

                                (b) the proportion of the issued and paid up share capital of the Company of the shares that were offered by the offeree exceeded 1% of the issued and paid up capital of the Company in any quarter. For the purpose hereof "issued and paid up capital" excludes shares that will derive from the exercise or conversion of convertible securities that were allotted by the date of the offer and not yet exercised or converted.

                    5.1.2 In respect of each of the offerees H to HH, the following restrictions will apply -

                                An offer in the course of trading on the Stock Exchange of the Company's shares that were allotted by the Company to the offeree pursuant to the private offering will be treated as an offering to the public, within the meaning of the Law:

                                if a period of three months from the date of allotment of the shares offered to that offeree has not yet elapsed; or

                                if additional periods of four successive quarters have not elapsed, if either of the following was fulfilled in them:

                                (a) the quantity of shares that was offered by the offeree on any trading day on the Stock Exchange exceeded the daily average of the Stock Exchange trading turnover of the Company's shares in the eight week period preceding the date of the offer; or

                                (b) the proportion of the issued and paid up share capital of the Company of the shares that were offered by the offeree exceeded 1% of the issued and paid up capital of the Company in any quarter. For the purpose hereof "issued and paid up capital" excludes shares that will derive from the exercise or conversion of convertible securities that were allotted by the date of the offer and not yet exercised or converted.

         5.2 The provisions of clauses 5.1.1 and 5.1.2 above shall also apply to the Company's shares that have been purchased during such period or additional periods as aforesaid, otherwise than pursuant to a prospectus and not in the course of trading on the Stock Exchange, from the Company or a corporation under the Company's control.

         5.3        Lock-Up Arrangements according to American Law

                    Assuming that the shares that are allotted to the offerees in the context of the private offering are "restricted securities", as defined in Rule 144 of the Securities Act of 1933 as amended (hereinafter referred to as "Rule 144"), then the offerees can sell such restricted securities as aforesaid to the public in the USA after the end of one year from the date of the shares' allotment to the effect that in any period of three months the quantity of restricted securities that is sold shall not exceed the greater of:

                    (a)      1% of the Company's issued share capital; or

                    (b) the Company's reported average weekly trading volume on NASDAQ in the four weeks preceding notice of the sale.

                    Notwithstanding as aforesaid, offerees who at the time of the sale or in the three months preceding it are not affiliates of the Company(5), can sell such restricted securities as aforesaid to the public in the USA after a period of two years from the date of the shares' allotment or from the date of the shares' purchase by an affiliate of the Company.

                    In addition, the offerees must act subject to further requirements and restrictions applicable to the sale of restricted securities by virtue of Rule 144, including complying with requirements that relate to the method of making the sale, the giving of notices of the sale and the availability of up to date information in respect of the Company.

6.       DATE OF ALLOTMENT OF THE SHARES OFFERED

-------------------
(5) The definition of "affiliate" in Rule 144 is as follows: a person that controls, is controlled by, or is under common control with, a company.

         The date of making the allotment will be as soon as possible after obtaining all the necessary approvals as detailed in clause 3 above, including approval from the general meeting of the Company's shareholders.

7.       TRUST AGREEMENT

         The terms of the trust agreement for holding the shares offered that has been made between Prof. Joseph Gross, Hodek, Greenberg, Trustees Ltd as trustee and the Company are annexed hereto as appendix "B".

                                      * * *

                   FIRST AMENDMENT TO THE 2001 INCENTIVE PLAN
                       TO EMPLOYEES AND OFFICERS OF ELBIT
                              MEDICAL IMAGING LTD.

                                 March 29, 2004


The number of shares subject to the Employees and Officers Remuneration Plan ("Plan") is increased by 34,500 ordinary shares of Elbit Medical Imaging Ltd., par value 1 NIS per ordinary share, so that the total number of shares under the plan shall be 584,000 ordinary shares of Elbit Medical Imaging Ltd., par value 1 NIS per ordinary share.